Exhibit 99.2

BY FIRST CLASS MAIL

July 30, 2021

NOTICE OF REDEMPTION

TO THE HOLDERS OF CEREVEL THERAPEUTICS HOLDINGS, INC.

PUBLIC WARRANTS (CUSIP No. 15678U102)*

NOTICE IS HEREBY GIVEN, as of July 30, 2021, that Cerevel Therapeutics Holdings, Inc., a Delaware corporation (the “Company”) has elected to redeem, on August 30, 2021 (the “Redemption Date”), all of the outstanding warrants (the “Public Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $11.50 per share (the “Purchase Price”), that were issued under the Warrant Agreement, dated as of June 9, 2020 (the “Warrant Agreement”), by and between the Company (f/k/a ARYA Sciences Acquisition Corp II) and Continental Stock Transfer & Trust Company (“Continental”), as warrant agent, as part of the units sold in the Company’s initial public offering (“IPO”) at a redemption price of $0.01 per Public Warrant (the “Redemption Price”) for those Public Warrants that remain outstanding following 5:00 p.m. New York City time on the Redemption Date. Warrants to purchase Common Stock that were issued under the Warrant Agreement in a private placement simultaneously with the IPO and are still held by the initial holders thereof or their permitted transferees are not subject to this notice of redemption.

Each whole Public Warrant entitles the holder, upon exercise, to purchase one fully paid and non-assessable share of Common Stock, at the Purchase Price. As of July 28, 2021, the most recent practicable date prior to the mailing of this Notice of Redemption, the closing price of the Common Stock on the Nasdaq Capital Market was $24.94.

Please note, that holders of the Public Warrants shall have until 5:00 p.m. New York City time on the Redemption Date to exercise such Public Warrants by paying the Purchase Price of $11.50 per share of Common Stock underlying such warrants in cash. Those who hold their Public Warrants in “street name” should immediately contact their broker to determine their broker’s procedures for exercising their Public Warrants.

Any Public Warrants that remain unexercised immediately after 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable, and all rights thereunder and in respect thereof will cease, except the right of the holders thereof to receive the Redemption Price in respect of each such Public Warrant. Payment of the Redemption Price is anticipated to occur on or around September 2, 2021.

Under United States federal income tax laws, Continental may be required to withhold a percentage of the payment of the Redemption Price unless such holder has furnished a valid taxpayer identification number and certification that the number supplied is correct or has otherwise established that such holder is not subject to backup withholding. Holders of the Public Warrants who wish to avoid the application of these provisions should submit either a completed IRS Form W-9 (use only if the holder is a U.S. person, including a resident alien), or the appropriate IRS Form W-8 (use only if the holder is neither a U.S. person or a resident alien), when providing the Warrant Exercise Form, if the holder has not already provided such documentation to Continental. See: IRS Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities; Publication 515, IRS Form W-9; and IRS Form W-8 forms and corresponding instructions are available through the IRS website at www.irs.gov. Holders should consult their tax advisors.

* The CUSIP number appearing herein has been included solely for the convenience of the holders of the Public Warrants. Neither the Company nor Continental shall be responsible for the selection or use of any such CUSIP number, nor is any representation made as to its correctness on the Public Warrants or as indicated herein.

Questions regarding the redemption of the Public Warrants or the procedures therefor should be directed to our information agent, Georgeson, at (888) 663-7851.

Sincerely,

CEREVEL THERAPEUTICS HOLDINGS, INC.

/s/ Kathy Yi
Kathy Yi Chief Financial Officer

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Warrantholders, Banks and Brokers

Call Toll Free: (888) 663-7851